POWER OF ATTORNEY

     The undersigned Directors/Trustees of the Babson Enterprise Fund, Inc., the Babson Enterprise Fund II, Inc., the David L. Babson Growth Fund, Inc., the Shadow Stock Fund, Inc., the Babson Value Fund, Inc., the Babson-Stewart Ivory International Fund, Inc., the D.L. Babson Trust, the D.L. Babson Money Market Fund, Inc. and the D.L. Babson Tax-Free Income Fund, Inc., (individually the "Fund"), each an open-ended management investment company, do hereby constitute and appoint Joseph R. Fleming, Esq., Laura Moret, Esq., Christopher Tomas, Martin Cramer and Jennifer Lammers and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Fund to comply with:

     (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of the Fund to be offered by the Fund;

     (ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

     (iii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Fund and with the registration under state securities laws of shares of the Fund to be offered by Fund;

including specifically but without limitation of the foregoing, power and authority to sign the name of the Fund in its behalf and to affix its seal, and to sign the name of such Director or Trustee in his or her behalf as such Director or Trustee to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with federal or state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned placed their hands as of the 30th day of October, 2003.


/S/  T. Geron Bell                        /S/  Ronald James
--------------------------------------    --------------------------------------
T. Geron Bell                             Ronald James


/S/  Sandra J. Hale                       /S/  Jay H. Wein
--------------------------------------    --------------------------------------
Sandra J. Hale                            Jay H. Wein


                                          /S/  William H. Russell
--------------------------------------    --------------------------------------
James T. Jensen                           William H. Russell


/S/  H. David Rybolt
--------------------------------------
H. David Rybolt


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